Exhibit 10.19

FORBEARANCE AGREEMENT

This LIMITED FORBEARANCE TO CREDIT AND GUARANTY AGREEMENT (this “Agreement”), dated as of May 5, 2023 is entered into by and among NEAR INTELLIGENCE, INC., a Delaware corporation (the “Parent”), NEAR INTELLIGENCE LLC, a Delaware limited liability company (f/k/a Paas Merger Sub 2 LLC and successor in interest to Near Intelligence Holdings Inc., the “Borrower”), the other Guarantors party hereto, the lenders party hereto which constitute the Required Lenders under and as defined in the Financing Agreement, and BLUE TORCH FINANCE, LLC (“Blue Torch”), in its capacity as administrative agent for the Lenders.

RECITALS:

WHEREAS, reference is hereby made to that certain Financing Agreement, dated as of November 4, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreement), by and among the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”);

WHEREAS, pursuant to (i) sub-clause 5(i)(y)(B) of Schedule 5.03 of the Financing Agreement, the commitments constituting Junior Capital shall be pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such commitments were not satisfactory, (ii) sub- clause 5(i)(y)(C) of Schedule 5.03 of the Financing Agreement, the Committed Junior Investments shall have been funded with Net Cash Proceeds of at least $8,500,000 and the proceeds thereof shall have been received by the Borrower and such Committed Junior Investments and proceeds thereof were not received by the Borrower, (iii) Section 7.03 of the Financing Agreement, on an after April 15, 2023 and until April 30, 2023, Liquidity shall not have been less than the sum of (x) $15,000,000 and (y) the aggregate then- outstanding DB/Harbert Deferred Payment Amount and Liquidity is less than $15,000,000, (iv) Section 7.03 of the Financing Agreement, on and after May 1, 2023, Liquidity shall not have been less than the sum of (x) $20,000,000 and (y) the aggregate then-outstanding DB/Harbert Deferred Payment Amount and Liquidity is less than $20,000,000 and (v) Section 7.01(a)(ix) of the Financing Agreement, an Authorized Officer of the Borrower shall have provided (x) written notice of the foregoing Events of Default and (y) the action with which the Borrower proposed to take with respect thereto within three (3) Business Days after having knowledge such Events of Default had occurred, and the Borrower failed to provide written notice and a remedial plan of action, and as a result thereof, certain Events of Default exists pursuant to Section 5.03 and Section 9.01(c) of the Financing Agreement (collectively, the “Specified Defaults”);

WHEREAS, the Loan Parties have requested that Administrative Agent and the Lenders forbear from exercising remedies with respect to the Specified Defaults until May 10, 2023; and

WHEREAS, Administrative Agent and the Lenders are willing to grant such forbearance until May 10, 2023, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Limited Forbearance.

(a) Subject to the terms and conditions set forth herein and in reliance on the representations, warranties, covenants and agreements of the Loan Parties set forth herein, the Administrative Agent and the Lenders hereby agree they will temporarily forbear from exercising its default-related rights and remedies against the Loan Parties solely with respect to the Specified Defaults during the Forbearance Period (as defined below).

“Forbearance Period” shall mean the period beginning on the date hereof and ending on the earlier to occur of (the occurrence of clause (i), (ii) or (iii), a “Termination Event”):

(i) the occurrence of any Event of Default under Section 9.01(f) or 9.01(g) of the Financing Agreement (a “Bankruptcy Default”),

(ii) the date on which the Administrative Agent delivers to Borrower a notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as hereinafter defined) other than a Bankruptcy Default, or

(iii) May 10, 2023.

As used herein, the term “Forbearance Default” shall mean

(A) the occurrence of any Event of Default other than the Specified Defaults,

(B) the failure of Borrower or any other Loan Party to comply timely with any term, condition, or covenant set forth in this Agreement,

(C) the failure of any representation or warranty made by Borrower or any other Loan Party under or in connection with this Agreement to be true and complete as of the date when made or any other breach of any such representation or warranty,

(D) any occurrence, event or change in facts or circumstances occurring on or after the Forbearance Effective Date that would have a Material Adverse Effect,

(E) the repudiation and/or assertion of any defense by any Loan Party with respect to this Agreement or any Loan Document or the pursuit of any claim by any Loan Party against the Administrative Agent, any Lender or any Releasee or

(F) the termination or expiration of any other forbearance granted by another creditor of the Loan Parties.

Any Forbearance Default shall constitute an immediate Event of Default under the Financing Agreement and other Loan Documents.

(b) The foregoing limited forbearance is a one-time forbearance and shall apply only to the matters expressly set forth in Section 1(a). Without limiting the generality of the foregoing, such forbearance shall not apply to any current or future circumstances not specified above.

(c) Upon the occurrence of a Termination Event, the agreement of the Administrative Agent and Lenders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower and the other Loan Parties each waives. Borrower and the other Loan Parties each agrees that any or all of the Administrative Agent and Lenders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Financing Agreement, any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Administrative Agent and Lenders may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any commitment to provide Loans or other extensions of credit under any or all of the Financing Agreement and other Loan Documents, (ii) charge interest on any or all of the Obligations at the Post-Default Rate, effective from and after the date of the Specified Defaults to occur on a retroactive basis, (iii) commence any legal or other action to collect any or all of the Obligations from Borrower, any other Loan Party and/or any Collateral, (iv) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Financing Agreement, any other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by the Administrative Agent and Lenders.

(d) Borrower and the other Loan Parties each acknowledge that the Administrative Agent and the Lenders have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Specified Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations.

(e) The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against Borrower or any other Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(f) Borrower and the other Loan Parties acknowledge and agree that any Loan or other financial accommodation that the Administrative Agent or any Lender makes on or after the Forbearance Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 4 hereof and the other covenants, agreements, representations and warranties of Borrower and the other Loan Parties hereunder.

Section 2. Representations, Warranties, Covenants and Acknowledgments. To induce Administrative Agent and the Lenders to enter into this Agreement, each Loan Party hereby:

(a) represents and warrants to Administrative Agent and the Lenders that (i) as of the date hereof, each of the representations and warranties set forth in the Financing Agreement and each other Loan Document is true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects), except to the extent that any such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects on and as of such earlier date (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects); (ii) as of the date hereof, no Default or Event of Default has occurred and is continuing under the Financing Agreement or any other Loan Document (other than the Specified Defaults); (iii) such Loan Party has the power and is duly authorized to enter into, deliver and perform its obligations under this Agreement; (iv) each of this Agreement and the Financing Agreement is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and (v) the execution, delivery and performance of this Agreement does not conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any contractual obligation of such Loan Party;

(b) reaffirms each of the agreements, covenants and undertakings set forth in the Financing Agreement and each other Loan Document to which it is a party executed in connection therewith or pursuant thereto, in each case, as modified by the terms of this Agreement;

(c) acknowledges and agrees that no right of offset, defense, counterclaim, recoupment, claim, cause of action or objection in favor of such Loan Party against any Agent or Lender exists as of the date hereof arising out of or with respect to (i) this Agreement, the Financing Agreement or any other Loan Document or (ii) any other document now or heretofore evidencing, securing or in any way relating to the foregoing;

(d) further acknowledges and agrees that (i) except as expressly set forth herein, this Agreement is not intended, and should not be construed, as an amendment of, or any kind of waiver, consent or other modification related to, the Financing Agreement or the other Loan Documents; (ii) except as expressly set forth herein, this Agreement shall not represent any agreement, consent or waiver related to any future action of any Loan Party; (iii) except as expressly set forth herein, the Agents and Lenders reserve all of their respective rights under the Financing Agreement and all other Loan Documents; (iv) the forbearance contained herein does not and shall not create (nor shall any Loan Party rely upon the existence of or claim or assert that there exists) any obligation of any Agent or Lender to consider or agree to any future amendment, consent or waiver and, in the event any Agent or Lender subsequently agrees to consider any future amendment, consent or waiver, neither the waiver contained herein nor any other conduct of any Agent or Lender shall be of any force or effect on any Agent’s or Lender’s consideration or decision with respect to any such requested amendment, consent or waiver, and no Agent nor any Lender shall have any obligation whatsoever to consider or agree to any future amendment, consent, waiver or other agreement; (v) this Agreement shall constitute a Loan Document for all purposes under the Financing Agreement and the other Loan Documents; and (vi) to the extent any representation, warranty, certification or other statement made herein shall be false in any material respect as of the date made or deemed made or if the Loan Parties fail to timely satisfy any of the conditions listed in this Agreement to the satisfaction of Administrative Agent, such occurrence shall be deemed an immediate Event of Default pursuant to the terms of the Financing Agreement and other Loan Documents; and

(e) neither this Agreement nor any document executed in connection herewith shall be deemed to constitute a refinancing, substitution or novation of the Financing Agreement, any Loan Document, the Obligations or any other obligations and liabilities thereunder.

Section 3. Effectiveness.

The effectiveness of this Agreement is subject to Administrative Agent’s receipt of fully-executed counterparts of this Agreement.

Section 4. Release; Indemnification.

(a) In further consideration of the execution of this Agreement by Administrative Agent and the Lenders, each Loan Party, individually and on behalf of its successors (including any trustees acting on behalf of such Loan Party and any debtor in possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates (collectively, the “Releasors”), hereby forever releases each Agent and Lender and their respective successors, assigns, parents, Subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, whether matured or unmatured, whether fixed or contingent that such Releasor has, had or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Financing Agreement or the other Loan Documents prior to the date hereof, including with respect to the Obligations, any Collateral, the Financing Agreement, any other Loan Document and any third party liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Loan Party shall satisfy all other provisions of this Agreement or the other Loan Documents, including payment in full of all Obligations. Each Releasor understands, acknowledges and agrees that the foregoing release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b) Each Loan Party hereby acknowledges and agrees that such Loan Party’s obligations under the Financing Agreement shall include an obligation to indemnify and hold the Releasees harmless with respect to any Indemnified Matters in any manner relating to or arising out of the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement to the extent required by Section 12.15 of the Financing Agreement.

Section 5. Effect; Relationship of Parties.

(a) Except as expressly modified hereby or in connection herewith, the Financing Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Agents and Lenders, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. On and after the date hereof, each reference in the Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Financing Agreement, and each reference in the other Loan Documents to the “Financing Agreement,” “thereunder,” “thereof” or words of like import referring to the Financing Agreement shall mean and be a reference to the Financing Agreement as modified by this Agreement.

(b) The relationship of the Agents and Lenders, on the one hand, and the Loan Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Financing Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties hereto or thereto.

Section 6. Miscellaneous. This Agreement may be executed in any number of counterparts (any of which may be delivered by email or other electronic transmission), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Any party delivering an executed counterpart of this Agreement via email or other electronic transmission shall, upon the request by Administrative Agent, also deliver a manually executed original to Administrative Agent or its counsel, but the failure to do so does not affect the validity, enforceability or binding effect of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) thereof. This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof.

Section 7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

PARENT:

NEAR INTELLIGENCE, INC.

By:	/s/ Anil Mathews
Name:	Anil Mathews
Title:	CEO

BORROWER:

NEAR INTELLIGENCE LLC

By:	/s/ Anil Mathews
Name:	Anil Mathews
Title:	CEO

GUARANTORS:

NEAR NORTH AMERICA, INC. NEAR INTELLIGENCE PTE. LTD.

By:	/s/ Anil Mathews
Name:	Anil Mathews
Title:	CEO

BLUE TORCH FINANCE LLC, as
Collateral Agent and Administrative Agent

By:	Blue Torch Capital LP, its managing member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Authorized Signatory

LENDERS:

BTC Holdings SBAF Fund LLC

By:	Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By:	Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

Blue Torch Credit Opportunities Fund III LP

By:	Blue Torch Credit Opportunities GP III LLC, its general partner
By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

LENDERS:

BTC Holdings Fund II LLC

By:	Blue Torch Credit Opportunities Fund II LP, its sole member
By:	Blue Torch Credit Opportunities GP II LLC, its general partner
By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

BTC HOLDINGS KRS FUND LLC

By:	Blue Torch Credit Opportunities KRS Fund LP, its sole member
By:	Blue Torch Credit Opportunities KRS GP LLC, its general partner
By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

LENDERS:

BTC OFFSHORE HOLDINGS FUND II-B LLC,

By:	Blue Torch Offshore Credit Opportunities Master Fund II LP, its Sole Member
By:	Blue Torch Offshore Credit Opportunities GP II LLC, its General Partner
By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

BTC OFFSHORE HOLDINGS FUND II-C LLC

By:	Blue Torch Offshore Credit Opportunities Master Fund II LP, its Sole Member
By:	Blue Torch Offshore Credit Opportunities GP II LLC, its General Partner
By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

BTC HOLDINGS SC FUND LLC

By:	Blue Torch Credit Opportunities SC Master Fund LP, its sole member
By:	Blue Torch Credit Opportunities SC GP LLC, its general partner
By:	KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

LENDERS:

BLUE TORCH CREDIT OPPORTUNITIES UNLEVERED FUND III LP,

By:	Blue Torch Credit Opportunities GP III LLC, its general partner
By:	KPG BTC Management LLC, its managing member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

By:	BTC OFFSHORE HOLDINGS FUND III LLC,

By:	Blue Torch Offshore Credit Opportunities Master Fund III LP, its sole member
By:	Blue Torch Offshore Credit Opportunities GP III LLC, Its General Partner
By:	KPG BTC Management LLC, its managing member

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member